UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2023

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 10, 2023, the Company entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated January 22, 2021, with Wells Fargo, as an administrative agent, and the Lenders party thereto (the “Existing Credit Agreement” and together with the Amendment, the “Amended Credit Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Existing Credit Agreement.
The Amendment provides an extension of the maturity date under the Existing Credit Agreement from January 22, 2024 to January 22, 2027 (the “Revised Final Maturity Date”). Under the Amended Credit Agreement, the Maturity Date is the earlier of (i) Revised Final Maturity Date and (ii) unless the Company has cash in a specified deposit account in an amount equal to or greater than the amount required to repay the Company’s 1.25% convertible senior notes due 2025, 91 days prior to the maturity date of such convertible notes.
The Amendment also provides for the replacement of LIBOR-based interest rate terms with term SOFR-based interest rate terms, pursuant to which, among other things, the portion of Revolving Loans that previously bore interest determined by reference to the LIBOR Rate would bear interest at a rate determined by reference to SOFR. The Revolving Loans under the Amended Credit Agreement bear interest at a rate per annum of the greater of either (i) a rate per annum equal to the base rate plus a margin of from 0.50% to 1.00% with respect to Base Rate Loans, or (ii) a per annum rate equal to SOFR plus a margin of from 1.50% to 2.00% with respect to SOFR Loans, in each case depending on the Company’s Asset Coverage Ratio.
The Amendment also provides for the reduction of certain fees under the Existing Credit Agreement. The Amendment does not otherwise modify the representations, warranties, affirmative and negative covenants and events of default set forth in the Credit Agreement.
The foregoing summary and description of the provisions of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Exhibit Number	Description of Document
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	March 15, 2023	By: /s/ Brian McGee
Brian McGee Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)